UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
May 8, 2009
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

12 East 49th Street, 31st Floor
New York, New York
(Address of Principal Executive Offices)

10017
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Broadpoint Securities Group, Inc. (the “Company”) today announced that it has elected to change the date of its Annual Meeting of Shareholders, originally scheduled for May 14, 2009.  The new date of the Annual Meeting is June 16, 2009 and the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof is May 5, 2009.

A copy of the press release announcing these changes to the Board of Directors is furnished with this Form 8-K as Exhibit 99.1.

A definitive proxy statement containing important shareholder information about the proposals to be voted on at the Annual Meeting of Shareholders will be mailed to all holders of the Company’s common stock within the requisite time period. A preliminary form of that proxy statement has been filed with the Securities and Exchange Commission (the “SEC”) and is available, together with other relevant documents, at no charge from the SEC’s website at www.sec.gov.  The definitive proxy statement, once filed, will also be available at the SEC’s website at no charge.  Shareholders are urged to read the definitive proxy statement before submitting their vote.  Upon written request, the Company will provide to each shareholder, without charge, a copy of the Company’s definitive proxy statement and related documents, including the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 2009.  Requests should be directed to the Company at 12 East 49th Street, 31st Floor, New York, NY 10017, Attn:  Corporate Secretary.  The Company, its officers and directors may be deemed to be participants in the solicitation of proxies with respect to certain of the proposals, and information regarding these individuals is and will be contained in the proxy statements referred to above.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

99.1 – Press Release of Broadpoint Securities Group, Inc. dated May 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            BROADPOINT SECURITIES GROUP, INC.

                            By: /s/ Robert I. Turner
                            Name: Robert I. Turner
                            Title:   Chief Financial Officer

Dated: May 8, 2009